UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 18, 2020

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255, Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (786) 483-1757

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

PROFESSIONAL HOLDING CORP.

FORM 8-K

CURRENT REPORT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 18, 2020, the Board of Directors (the “Board”) of Professional Holding Corp. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee (the “Committee”), increased the number of Board members to eleven and appointed Margaret S. Blakey and Ava L. Parker as independent directors of the Board, effective September 18, 2020 (the “Effective Date”).

Ms. Blakey will serve as a Class II director and Ms. Parker will serve as a Class I director; each will serve in such capacity for a term expiring at the next annual meeting of shareholders of the Company.  There are no arrangements between Ms. Blakey and any other person pursuant to which Ms. Blakey was selected as a director.  There are no arrangements between Ms. Parker and any other person pursuant to which Ms. Parker was selected as a director.  There is no transaction involving Ms. Blakey or Ms. Parker that requires disclosure under Item 404(a) of Regulation S-K.

Ms. Blakey and Ms. Parker will be compensated in accordance with the Company’s compensation policy for non-employee directors, as it may be amended from time to time.  A copy of the press release announcing the appointment of Ms. Blakey and Ms. Parker is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated September 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL HOLDING CORP.

Date:	September 23, 2020	By:	/s/ Michael C. Sontag
Michael C. Sontag
EVP and General Counsel